RIGHTS AGREEMENT



     THIS RIGHTS AGREEMENT (the "Agreement") is made as of the _____ day of May, 2002 (the "Effective Date"), by and between Kirshner International, Inc., a Delaware corporation (the "Company") and those certain holders (collectively, the "Stockholders") of the common stock par value $.001 of the Company (the "Common Stock").

     WHEREAS, the Stockholders are the beneficial owners of an aggregate of 23,910,000 shares of Common Stock;

     WHEREAS, the Company is a party to that certain Stock Exchange Agreement dated May 6, 2002 (the "Stock Exchange Agreement");

     WHEREAS, it is a condition to the Closing (as such term is defined in the Stock Exchange Agreement) for Stockholders to execute this Agreement, and the Stockholders have determined that it is in the best interests of Stockholders for the transactions contemplated by the Stock Exchange Agreement to be undertaken;

     WHEREAS, to induce the parties to the Stock Exchange Agreement to conclude the Closing (as such term is defined in the Stock
Exchange Agreement) the Stockholders and the Company are willing to enter into this Agreement.

     NOW THEREFORE, for $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed between the parties as follows:

     1. Term of Agreement. The term of this Agreement shall commence upon the Effective Date and terminate six (6) months after the Effective Date (the "Term"). Upon expiration of the Term, this Agreement shall be null, void and of no further force or effect, whereupon the Stockholders shall no longer have any obligation hereunder and any Legend (as hereinafter defined) affixed to any certificate representing the Common Stock subject to this Agreement shall be removed.

     2.   Agreements.

          (a) During the Term, the Stockholders agree to hold all Common Stock registered in such Stockholder's name or beneficially owned by such stockholder as of the Effective Date and any and all other securities of the Company legally or beneficially acquired by such stockholder after the Effective Date (hereinafter collectively referred to as the "Subject Shares") subject to, and to vote the Subject Shares in accordance with, the provisions of this Agreement.

          (b) Election of Directors. During the Term, on all matters relating to the election of directors of the Company, each Stockholder agrees to vote all Subject Shares so as to elect members of the Company's Board of Directors as follows:

               (1) Donald Mastropietro ("Mastropietro") or such other party as may be designated by Mastropietro shall be designated by the Stockholders as a director;

               (2) Donald Kirshner ("Kirshner") or such other party as may be designated by Kirshner shall be designated by the Stockholders as a director; and

               (3) with respect to any remaining vacancies on the Board of Directors, the individual or individuals to be elected to such vacancies shall be designated by Kirshner.

          (c) No Short Form Registration. During the Term, the Company shall not effect a registration on Form S-3 (or any successor to Form S-3), on Form S-8 (or any successor to Form S-8) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of any of its Common Stock.

          (d) Restriction on issuance of Common Stock. During the Term, the Company shall not, except upon unanimous consent of the Directors, authorize the issuance of any Common Stock or other equity securities of any kind or class, or options, rights or warrants to purchase equity securities in the Company, to any person or entity, except that it is specifically agreed that the Company may issue up to Ten Million 10,000,000 shares of Common Stock to employees, consultants and purchasers thereof in connection with capital raising transactions.

          (e) Reports. With a view to making available to the Stockholder the benefits of certain rules and regulations of the Securities and Exchange Commission (the "SEC") which may permit the sale of the Subject Shares to the public without registration, the Company agrees to use its best efforts during the Term to:

               (1) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act of 1933, as amended (the "Securities Act"), at all times during the Term;

               (2) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Exchange Act of 1934, as amended (the "Securities
     Exchange Act"); and

               (3)  furnish to a Stockholder forthwith upon request:
     (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and under the Exchange Act; (ii) a copy of the most recent annual or quarterly report of the Company; and
     (iii) such other reports and documents as a Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

          (f) Directors Compensation. During the Term, Company shall pay Mastropietro the sum of $4,000.00 per month in connection with the performance of his duties as a member of the Board of Directors.

     3.   Legend.

          (a) Concurrently with the execution of this Agreement, there shall be imprinted or otherwise placed, on certificates representing the Subject Shares the following restrictive legend
(the "Legend"):

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A RIGHTS AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH RIGHTS AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS."

          (b) The Company agrees that, during the Term, it will not remove, and will not permit to be removed (upon registration, transfer, reissuance or otherwise), the Legend from any certificate representing the Subject Shares and will place or cause the Legend to be placed on any new certificate issued to represent any certificate theretofore represented by a certificate carrying the Legend.

     4. Successors. The provisions of this Agreement shall be binding upon the successors in interest to any of the Subject Shares. The Company shall not permit the transfer of any of the Subject Shares on its books or issue a new certificate representing any of the Subject Shares unless and until the person to whom such security is to be transferred shall have executed a counterpart signature page of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as a Stockholder. If and whenever Subject Shares are sold or transferred, the transferring Stockholder or the personal representative of the Stockholder shall do all things and execute and deliver all documents and cause any transferee of the Subject Shares to do all things and execute and deliver all additional documents, as may be necessary to consummate such transfer consistent with this Agreement and to keep such transferred shares subject to the terms of this Agreement.

     5. Other Rights. Except as provided by this Agreement or any other agreement entered into in connection with the Stock Exchange Agreement, each Stockholder shall exercise the full rights of a holder of capital stock of the Company with respect to the Subject Shares.

     6.   Refusal to Transfer.  The Company shall not be required
(i) to transfer on its books any Subject Shares which shall have been transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such shares of Subject Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Subject Shares have been so transferred.

     7.   Miscellaneous.

          (a) Attorneys' Fees. Stockholder shall reimburse the Company for all costs incurred by the Company in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys' fees.

          (b) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          (c) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This
Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

          (d) Further Execution. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable.

          (e) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company's principal place of business.

          (f) Independent Counsel. Stockholder has been provided with an opportunity to consult with Stockholder's own counsel with respect to this Agreement.

          (g) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

          (h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          (i) Severability. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

          (j) Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Remaining Shareholder and the Company and, subject to the restrictions on transfer herein set forth, be binding upon Stockholder and his heirs, beneficiaries and personal representatives.


                    (Signatures Appear Next Page)
     In Witness Whereof, the parties hereto have executed this Agreement as of the day and year first above written.


Corporation:

Kirshner International Corporation



By: ____________________________________
     Donald Kirshner, President


 Stockholders:



______________________________________
Donald Kirshner, as Tenant by the Entirety with Sheila Kirshner



_______________________________________
Sheila Kirshner, as Tenant by the
Entirety with Donald Kirshner



_______________________________________
Matthew Wager



_______________________________________
Carol Wager



_______________________________________
Stanley Wager, as Tenant by the
Entirety with Blanche Wager



_______________________________________
Blanche Wager, as Tenant by the
Entirety with Stanley Wager



_______________________________________
Keith Webb



_______________________________________
Carol Wager, as Custodian for
Danielle Wager



_______________________________________
Carol Wager, as Custodian for
Stephanie Wager